EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of URS Corporation on:

         Form S-8 for 1,000,000 shares related to the 1991 Stock Incentive Plan, filed March 27, 1998; and

         Form S-8 for 300,000 shares related to the Employee Stock Purchase Plan, filed March 27, 1998;

of our report dated December 19, 1997, on our audits of the consolidated financial statements of URS Corporation and its subsidiaries as of October 31, 1997 and 1996 and for the years ended October 31, 1997, 1996 and 1995.


                                           /s/Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.


San Francisco, California
March 25, 1998



                                      II-7.